Exhibit 12.1

Ross Law Group, pllc

75 Maiden Lane, Suite 607

New York, NY 10038

United States

Tel: +1 212 379 6750

www.RossLawGroup.co

Gary J. Ross, Esq.	Email: Gary@RossLawGroup.co

January 26, 2021

Robot Cache US Inc.

5910 Pacific Center Boulevard, Suite 310

San Diego, CA 92121

Re:	Robot Cache US Inc. - Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Robot Cache US Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering and sale of up to 16,501,650 units, each of which consists of two (2) shares of the Company’s common stock, par value $0.001 per share and one (1) warrant to purchase one (1) share at an exercise price of $1.00 per share, designated as “Robot Cache Units” (the “Robot Cache Units”), which are the subject of the Company’s Offering Statement on Form 1-A (as amended, the “Offering Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation: (i) the Offering Statement; (ii) the certificate of incorporation and bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the board of directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Robot Cache Units; and (iv) such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

On the basis of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Robot Cache Units, when issued and paid for in the manner described in the Offering Statement, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that any such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with the customary practice of lawyers who regularly give and regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and each amendment thereto that relates to the offer of the Robot Cache Units and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur following the date hereof.

If you have any questions about this opinion letter, please do not hesitate to contact us.

Sincerely yours,

/s/ Gary J. Ross, on behalf of Ross Law Group, PLLC

Gary J. Ross, Esq.